Exhibit 99.1

FOR FURTHER INFORMATION

CONTACT:

Michael A. Bender

SVP, Chief Financial Officer

(480) 315-6634

InvestorRelations@spiritrealty.com

PRESS RELEASE

Spirit Realty Capital, Inc. Announces

First Quarter 2013 Operating Results

Scottsdale, AZ, May 8, 2013 (BUSINESS WIRE) – Spirit Realty Capital, Inc. (NYSE: SRC), a real estate investment trust that invests in single-tenant, operationally essential real estate, today announced results for the first quarter ended March 31, 2013.

Highlights for the first quarter ended March 31, 2013:

•	Generated total revenues of $72.8 million, a 4.8% increase over first quarter 2012

•

Produced FFO of $0.26 per share, which was impacted by $0.12 per share related to transaction costs incurred in connection with the process of closing the Cole Credit Property Trust II merger, and AFFO of $0.43 per share

•	Declared a $0.3125 per share first quarter cash dividend

•	Invested $56.5 million in 31 properties with tenants in place

•	Increased portfolio occupancy rate to 98.9%; up from 98.0% and 98.8% at March 31, 2012 and December 31, 2012, respectively

CEO Comments

Mr. Thomas H. Nolan, Jr., Chairman and Chief Executive Officer of Spirit Realty Capital, stated, “We are pleased with our first quarter results, which affirm the stable earnings quality of our portfolio and our continuing investment in selective real estate opportunities that meet our underwriting standards and enhance the diversity of our tenant base. We remain on track to complete the merger with Cole Credit Property Trust II in the third quarter and look forward to operating as a new combined corporation with an enhanced ability to generate attractive, sustainable returns for investors.”

Financial Results

Total Revenues

First quarter 2013 total revenues increased 4.8% to $72.8 million, compared to $69.5 million in the first quarter of 2012. The 5.9% growth in rental income was partially offset by lease termination fees recognized in the first quarter of 2012. Lease termination fees periodically result from negotiations with tenants where we may agree to lower lease payments by removing properties from a lease. This generates higher revenue in the period in which the fee is received but may result in lower revenues in future periods.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the first quarter of 2013 was $(8.3) million, or $(0.10) per share (based on 83.7 million weighted average shares of common stock outstanding), compared to the net loss attributable to common stockholders for the first quarter of 2012 of $(12.4) million, or $(0.48) per share (based on 25.9 million weighted average shares of common stock outstanding).

The results for the first quarter 2013 included the following items associated with the proposed merger with Cole Credit Property Trust II (“CCPT II”):

i.	$6.1 million in merger-related transaction costs charged to general and administrative expenses;

ii.	$3.6 million in amortization charges included in interest expense arising from financing commitments related to the proposed merger; and

iii.	$0.4 million in third-party expenses incurred to secure lenders’ consents to the proposed merger.

Absent these charges, results from operations would have provided $1.8 million in net income attributable to common stockholders for the first quarter of 2013, or $0.02 per share.

FFO and AFFO Attributable to Common Stockholders

Funds from operations (FFO) for the first quarter of 2013 were $21.9 million, or $0.26 per share. The items related to the proposed CCPT II merger and associated financing, noted above, reduced FFO for the quarter by a total of $0.12 per share. FFO for the first quarter of 2012 were $24.0 million, or $0.52 per share.

Adjusted funds from operations (AFFO) for the first quarter of 2013 totaled $36.5 million, or $0.43 per share, compared to $27.6 million, or $0.61 per share, for the first quarter of 2012.

The definitions of FFO and AFFO are included on pages 4 and 5 and a reconciliation of these measures to net loss attributable to common stockholders is provided on page 8.

Portfolio Highlights

Real Estate Transactions

Spirit Realty Capital invested $56.5 million in 31 real estate properties during the first quarter of 2013, compared to $33.0 million in 25 real estate properties in the first quarter of 2012. During the first quarter of 2013, Spirit Realty Capital sold six properties generating gross sales proceeds of $4.0 million.

Portfolio

As of March 31, 2013, Spirit Realty Capital’s gross investment in real estate and mortgage and equipment loans totaled $3.7 billion, substantially all of which was invested in 1,232 properties that were 98.9% occupied. Spirit Realty Capital’s properties are generally leased under long-term, triple net leases, with a weighted average remaining maturity of approximately 10.9 years. Approximately 65% of Spirit Realty Capital’s annual rent (defined as annualized first quarter 2013 rent) is contributed from properties under master leases and 96% of all leases provide for rental increases.

Spirit Realty Capital’s real estate portfolio is diversified geographically across 47 states and among various property types. One state accounted for 11% of the annual rent contribution of the real estate portfolio; and no other state contributed more than 10%. Spirit Realty Capital’s three largest property types (based on annual rent) as of March 31, 2013 were general and discount retail (29%), restaurants (19%) and specialty retail (9%).

Cole Credit Property Trust II Proposed Merger

As previously announced on January 22, 2013, the respective boards of directors of Spirit Realty Capital and CCPT II unanimously approved a definitive agreement to merge the companies to create one of the largest publicly traded triple-net-lease real estate investment trusts in the United States. In connection with the proposed merger, proxy materials have been mailed for Spirit Realty Capital’s special meeting of stockholders to be held on June 12, 2013.

The transaction is expected to close in the third quarter of 2013 contingent on the receipt of the approval of the majority of shares outstanding of Spirit Realty Capital and CCPT II and other customary regulatory approvals and the satisfaction of other contractual closing conditions.

2013 Estimates

As previously noted, Spirit Realty Capital withdrew its forward-looking estimates in light of the pending merger with CCPT II. The combined company will evaluate its estimates upon consummation of the transaction.

Conference Call

Spirit Realty Capital will hold a conference call and webcast to discuss the its first quarter 2013 results on May 8, 2013 at 5:00 p.m. (Eastern Time). The call can be accessed live over the phone by dialing 866-825-3209 (toll-free domestic) or 617-213-8061 (international); passcode: 95939695. A live webcast of the conference call will be available on the Investor Relations section of Spirit Realty Capital’s website at www.spiritrealty.com. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at 888-286-8010 (toll-free domestic) or 617-801-6888 (international); passcode: 44834111. The webcast will be archived on Spirit Realty Capital’s website for 30 days after the call.

About Spirit Realty Capital

Spirit Realty Capital was formed in 2003 to invest in single-tenant operationally essential real estate, which refers to properties that are generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. Since that time, Spirit Realty Capital has invested over $4.3 billion to create a diverse portfolio of more than 1,200 properties in 18 industries located across 47 states. Spirit Realty Capital completed its initial public offering in September 2012 and trades under the symbol “SRC” on the NYSE. More information about Spirit Realty Capital can be found at www.spiritrealty.com.

Forward-Looking and Cautionary Statements

Statements contained in this press release that are not historical facts are forward-looking statements. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Realty Capital’s Annual Report on Form 10-K for the year ended December 31, 2012 and other documents as filed by Spirit Realty Capital with the SEC from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and Spirit Realty Capital assumes no obligations to update or revise any of its forward-looking statements that may be made to reflect events or circumstances after the date these statements were made, except as required by law.

Non-GAAP Financial Measures

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net losses (gains) on the disposition of assets. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions or service indebtedness. FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP. A reconciliation of net loss (computed in accordance with GAAP) to FFO is included in the financial information accompanying this release.

Adjusted FFO (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. It adjusts FFO to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income in accordance with GAAP. Our computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and, therefore, may not be comparable to such other REITs. A reconciliation of net loss (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

SPIRIT REALTY CAPITAL, INC.

Consolidated Statements of Operations

Unaudited

(In Thousands, Except Share and Per Share Data)

	Quarter Ended March 31,
	2013	2012
Revenues:
Rentals	$71,614	$67,628
Interest income on loans receivable	1,113	1,436
Interest income and other	78	438

Total revenues	72,805	69,502

Expenses:
General and administrative	13,577	6,248
Property costs	963	1,190
Interest	36,439	38,939
Depreciation and amortization	28,174	27,271
Impairments	—	8,135

Total expenses	79,153	81,783

Loss from continuing operations before income tax expense	(6,348)	(12,281)
Income tax expense	74	64

Loss from continuing operations	(6,422)	(12,345)

Discontinued operations:
Loss from discontinued operations	(2,090)	(1,507)
Gain on dispositions of assets	180	1,450

Loss from discontinued operations	(1,910)	(57)

Net loss attributable to common stockholders	$(8,332)	$(12,402)

Net loss per share of common stock—basic and diluted
Continuing operations	$(0.08)	$(0.48)
Discontinued operations	(0.02)	—

Net loss	$(0.10)	$(0.48)

Weighted average shares of common stock outstanding:
Basic and diluted	83,694,549	25,863,976

SPIRIT REALTY CAPITAL, INC.

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data)

	March 31, 2013 (unaudited)	December 31, 2012
Assets
Investments:
Real estate investments:
Land and improvements	$1,344,924	$1,328,437
Buildings and improvements	2,063,137	2,036,987

Total real estate investments	3,408,061	3,365,424
Less: accumulated depreciation	(512,870)	(490,938)

	2,895,191	2,874,486
Loans receivable, net	50,960	51,862
Intangible lease assets, net	183,224	187,362
Real estate assets held for sale, net	11,637	5,898

Net investments	3,141,012	3,119,608
Cash and cash equivalents	55,355	73,568
Deferred costs and other assets, net	50,473	54,501

Total assets	$3,246,840	$3,247,677

Liabilities and stockholders’ equity
Liabilities:
Revolving credit facilities, net	$11,400	$—
Mortgages and notes payable, net	1,910,952	1,894,878
Intangible lease liabilities, net	45,161	45,603
Accounts payable, accrued expenses and other liabilities	58,863	53,753

Total liabilities	2,026,376	1,994,234

Stockholders’ equity:
Common stock, $0.01 par value per share, 100 million shares authorized, 84,833,181 and 84,851,515 shares issued and outstanding, respectively	849	849
Capital in excess of par value	1,830,171	1,828,399
Accumulated deficit	(609,868)	(575,034)
Accumulated other comprehensive loss	(688)	(771)

Total stockholders’ equity	1,220,464	1,253,443

Total liabilities and stockholders’ equity	$3,246,840	$3,247,677

SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

Unaudited

(In Thousands, Except Share and Per Share Data)

	Quarter Ended March 31,
	2013	2012
Net loss attributable to common stockholders	$(8,332)	$(12,402)
Add (less):
Portfolio depreciation and amortization
Continuing operations	28,147	27,260
Discontinued operations	142	627

Portfolio impairments
Continuing operations	—	8,135
Discontinued operations	2,103	1,802

Realized (gains) on sales of real estate	(180)	(1,450)

Total adjustments	30,212	36,374

Funds from operations (FFO) attributable to common stockholders	$21,880	$23,972
Add (less):

Loss on derivative instruments related to Term Note extinguishment	—	653
Expenses incurred to secure lenders’ consents (a)	397	1,026
CCPT II merger-related transaction costs	6,140	—
CCPT II merger-related financing costs	3,614	—
Non-cash interest expense	3,248	2,425
Non-cash revenues	(521)	(505)
Non-cash compensation expense	1,772	—

Total adjustments to FFO	14,650	3,599

Adjusted funds from operations (AFFO) attributable to common stockholders	$36,530	$27,571

Net loss per share of common stock
Basic and Diluted (b)	$(0.10)	$(0.48)

FFO per share of common stock
Diluted (b)	$0.26	$0.52

AFFO per share of common stock
Diluted (b)	$0.43	$0.61

Weighted average shares of common stock outstanding:
Basic	83,694,549	25,863,976
Diluted (b)	84,075,297	50,109,254

(a)	These third-party expenses were incurred to secure lenders’ consents to the IPO and the proposed CCPT II merger in 2012 and 2013, respectively.
(b)	Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive.

SPIRIT REALTY CAPITAL, INC.

Real Estate Portfolio

Unaudited

Industry Diversification

The following table sets forth information regarding the diversification of our owned real estate properties among different industries (based on annual rent) as of March 31, 2013:

Industry	Number of Properties	Percent of Total Annual Rent(1)
General and discount retail properties	181	29.0%
Restaurants—quick service	395	11.0
Specialty retail properties	48	9.1
Restaurants—casual dining	129	7.8
Movie theatres	23	7.6
Building material suppliers	110	6.6
Industrial properties	26	5.0
Educational properties	22	4.6
Automotive dealers, parts and service properties	78	4.2
Recreational properties	8	3.6
Convenience stores / car washes	40	2.9
Medical/other office properties	12	2.3
Supermarkets	21	2.1
Distribution properties	36	1.4
Health clubs/gyms	5	1.1
Interstate travel plazas	3	1.0
Drugstores	9		*
Call centers	1		*

Total	1,147	100%

*	Less than 1%
(1)	We define annual rent as rental revenue for the quarter ended March 31, 2013 multiplied by four.

Tenant Diversification

The following table lists the top 10 tenants of our owned real estate properties (based on annual rent) as of March 31, 2013:

	Tenant	Number of Properties	Annual Rent (in thousands)(1)	Percent of Total Annual Rent
1.	Shopko Stores/Pamida Operating Co., LLC	181	$83,459	29.0%
2.	84 Properties, LLC	109	18,647	6.5
3.	Carmike Cinemas, Inc.	12	8,028	2.8
4.	Universal Pool Co., Inc.	14	6,679	2.3
5.	CBH20, LP (Camelback Ski Resort)	1	5,779	2.0
6.	United Supermarkets, LLC	15	5,155	1.8
7.	Destination XL Group, Inc. (2)	1	4,814	1.7
8.	Carmax, Inc.	5	4,726	1.6
9.	Main Event Entertainment, LP	6	4,477	1.6
10.	NE Opco, Inc.	6	4,458	1.5
	Other	797	141,842	49.2

	Total	1,147	$288,064	100%

(1)	We define annual rent as rental revenue for the quarter ended March 31, 2013 multiplied by four.
(2)	Effective February 25, 2013, Casual Male Retail Group, Inc. formally changed its name to Destination XL Group, Inc.

SPIRIT REALTY CAPITAL, INC.

Real Estate Portfolio (continued)

Unaudited

Geographic Diversification

The following table sets forth information regarding the geographic diversification of our owned real estate properties as of March 31, 2013:

Location	Number of Properties	Percent of Total Annual Rent(1)
Wisconsin	57	11.0%
Texas	84	8.7
Illinois	91	6.8
Pennsylvania	50	5.2
Florida	69	4.5
Minnesota	36	4.4
Arizona	26	4.4
Georgia	67	3.4
Indiana	40	3.2
Michigan	34	3.1
Nebraska	17	3.1
Ohio	50	3.0
Massachusetts	6	2.8
California	9	2.5
North Carolina	29	2.2
Utah	13	2.2
Tennessee	60	2.2
Iowa	34	2.1
Idaho	9	2.0
Kentucky	37	1.9
Alabama	51	1.7
Washington	9	1.6
Missouri	29	1.5
Montana	7	1.4
South Dakota	9	1.4
New York	28	1.3
West Virginia	26	1.3
Virginia	29	1.3
Oregon	6	1.2
Oklahoma	11	1.2
Colorado	8	1.0
Kansas	6	1.0
South Carolina	18		*
Maryland	18		*
Louisiana	13		*
Arkansas	7		*
Maine	18		*
New Jersey	3		*
Wyoming	8		*
New Mexico	4		*
Nevada	1		*
Delaware	2		*
Vermont	2		*
Mississippi	7		*
North Dakota	2		*
New Hampshire	6		*
Rhode Island	1		*

Total properties owned	1,147	100%

*	Less than 1%
(1)	We define annual rent as rental revenue for the quarter ended March 31, 2013 multiplied by four.

SPIRIT REALTY CAPITAL, INC.

Real Estate Portfolio (continued)

Unaudited

Lease Expirations

The following table sets forth a summary schedule of lease expirations for leases in place as of March 31, 2013. As of March 31, 2013, the weighted average non-cancelable remaining initial term of our leases (based on annual rent) was 10.9 years. The information set forth in the table assumes that tenants exercise no renewal options and all early termination rights:

Leases expiring in	Number of Properties	Expiring Annual Rent (in thousands)(1)	Percent of Total Annual Rent
Remainder of 2013	11	$2,246	0.8%
2014	53	7,643	2.7
2015	19	4,734	1.6
2016	21	2,578	0.9
2017	35	7,216	2.5
2018	38	12,372	4.3
2019	61	12,630	4.4
2020	84	27,959	9.7
2021	123	21,725	7.5
2022	63	6,065	2.1
2023 and thereafter	626	182,669	63.5
Vacant	13	—	—

Total owned properties	1,147	$287,837	100%

(1)	We define annual rent as rental revenue for the quarter ended March 31, 2013 multiplied by four.